AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.

                             ARTICLES SUPPLEMENTARY

         AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

         SECOND: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation has (i) established A and B classes of shares of the Strategic Allocation: Moderate Fund and the Strategic Allocation: Aggressive Fund and established A, B and C classes of shares of the Strategic Allocation: Conservative Fund and (ii) increased in some cases and decreased in some cases the number of shares of capital stock of certain series that the Corporation has authority to issue in accordance with
Section 2-105(c) of the Maryland General Corporation Law (the "Reallocation").

         THIRD: Immediately prior to the Reallocation the Corporation had the authority to issue One Billion (1,000,000,000) shares of capital stock. Following the Reallocation, the Corporation has the authority to issue One Billion (1,000,000,000) shares of capital stock.

         FOURTH: The par value of shares of the Corporation's capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

         FIFTH: Immediately prior to the Reallocation, the aggregate par value of all shares of stock that the Corporation was authorized to issue was Ten Million Dollars ($10,000,000). After giving effect to the Reallocation, the aggregate par value of all shares of stock that the Corporation is authorized to issue is Ten Million Dollars ($10,000,000).

         SIXTH: Immediately prior to the Reallocation, the four (4) Series of stock of the Corporation and the number of shares and aggregate par value of each was as follows:

         Series                                      Number of Shares            Aggregate Par Value

Strategic Allocation: Conservative Fund                260,000,000                      $2,600,000

Strategic Allocation: Moderate Fund                    480,000,000                      $4,800,000

Strategic Allocation: Aggressive Fund                  250,000,000                      $2,500,000

Newton Fund                                             10,000,000                        $100,000

         SEVENTH: Immediately prior to the Reallocation, the number of shares and aggregate par value of each allocated among the Classes of shares is as follows:

                                                                         Number of Shares
                                                                             Allocated                Aggregate
                    Series Name                       Class Name                                      Par Value

Strategic Allocation: Conservative Fund               Investor                  140,000,000            $1,400,000
                                                      Institutional              70,000,000               700,000
                                                      Service                             0                     0
                                                      Advisor                    50,000,000               500,000

Strategic Allocation: Moderate Fund                   Investor                  245,000,000            $2,450,000
                                                      Institutional             125,000,000             1,250,000
                                                      Service                             0                     0
                                                      Advisor                   100,000,000             1,000,000
                                                      C                           5,000,000               500,000
                                                      R                           5,000,000               500,000

Strategic Allocation: Aggressive Fund                 Investor                  155,000,000            $1,550,000
                                                      Institutional              20,000,000               200,000
                                                      Service                             0                     0
                                                      Advisor                    70,000,000               700,000
                                                      C                           5,000,000                50,000

Newton Fund                                           Investor                   10,000,000              $100,000

         EIGHTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation has allocated One Billion (1,000,000,000) shares of the One Billion (1,000,000,000) shares of authorized capital stock of the Corporation. As a result of the action taken by the Board of Directors referenced in Article SECOND of these Articles Supplementary, the four (4) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

         Series                                      Number of Shares            Aggregate Par Value

Strategic Allocation: Conservative Fund                250,000,000                      $2,500,000

Strategic Allocation: Moderate Fund                    470,000,000                      $4,700,000

Strategic Allocation: Aggressive Fund                  270,000,000                      $2,700,000

Newton Fund                                             10,000,000                        $100,000

         NINTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of Directors of the Corporation (a) has duly established classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the Corporation and (b) has allocated the shares designated to the Series in Article EIGHTH above among the Classes of shares. As a result of the action taken by the Board of Directors, the Classes of shares of the four (4) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

                                                                         Number of Shares
                                                                             Allocated            Aggregate
                    Series Name                       Class Name                                  Par Value

Strategic Allocation: Conservative Fund               Investor                  110,000,000            $1,100,000
                                                      Institutional              60,000,000               600,000
                                                      Service                             0                     0
                                                      A                          10,000,000               100,000
                                                      B                          10,000,000               100,000
                                                      C                          10,000,000               100,000
                                                      Advisor                    50,000,000               500,000
Strategic Allocation: Moderate Fund                   Investor                  225,000,000            $2,250,000
                                                      Institutional             120,000,000             1,200,000
                                                      Service                             0                     0
                                                      Advisor                    90,000,000               900,000
                                                      A                          10,000,000               100,000
                                                      B                          10,000,000               100,000
                                                      C                          10,000,000               100,000
                                                      R                           5,000,000                50,000
Strategic Allocation: Aggressive Fund                 Investor                  150,000,000            $1,500,000
                                                      Institutional              20,000,000               200,000
                                                      Service                             0                     0
                                                      Advisor                    70,000,000               700,000
                                                      A                          10,000,000               100,000
                                                      B                          10,000,000               100,000
                                                      C                          10,000,000               100,000

Newton Fund                                           Investor                   10,000,000              $100,000

         TENTH: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

         ELEVENTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

         TWELFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series and Classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles Supplementary.

         IN WITNESS WHEREOF, AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 18th day of August, 2004.

                                            AMERICAN CENTURY
ATTEST:                                     STRATEGIC ASSET ALLOCATIONS, INC.




Name:  Brian L. Brogan                          Name:   Charles A. Etherington
Title:   Assistant Secretary                    Title:      Vice President


         THE UNDERSIGNED Vice President of AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.



Dated:  August 18, 2004
                                   --------------------------------------------
                                         Charles A. Etherington, Vice President